As filed with the Securities and Exchange Commission on August 11, 2005
Registration No. 333-54356

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
M-SYSTEMS FLASH DISK PIONEERS LTD.
(Exact name of registrant as specified in its charter)
Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Atir Yeda Street, Kfar Saba, Israel	44425
(Address of Principal Executive Offices)	(Zip Code)
M-SYSTEMS FLASH DISK PIONEERS LTD. INCENTIVE AND RESTRICTED STOCK OPTION PLAN M-SYSTEMS FLASH DISK PIONEERS LTD. SECTION 102 STOCK OPTION PLAN
(Full title of the plans)
M-Systems, Inc. 555 Mathilda Avenue, Suite 220, Sunnyvale, CA 94560
(Name and address of agent for service)
(510) 494-2090
(Telephone number, including area code, of agent for service)
Copies to:
Clifford M.J. Felig Meitar Geva Liquornik & Leshem Brandwein 16 Aba Hillel Silver Road Ramat Gan 52506, Israel Telephone No.: (972-3) 610-3100 Telecopier No.: (972-3) 610-3111

This Post Effective Amendment No. 1 to the Registration Statement on Form S-8 shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933, as amended (the "Securities Act").

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This Post-Effective Amendment No. 1 to the registration statement on Form S-8 is being filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 464 under the Securities Act of 1933 and includes the registration statement facing page, this page and the signature pages.

This Post-Effective Amendment No. 1 is being filed with the SEC for the sole purpose of terminating the offering of ordinary shares pursuant to the registration statement amended hereby.  As of the date of this Amendment No. 1, 2,014,086 ordinary shares underlying the registration statement amended hereby have not been sold and they will not be offered by the registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post-Effective Amendment No. 1 to the Form S-8 registration statement listed above, and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, State of Israel on this 11th day of August, 2005.

M-SYSTEMS FLASH DISK PIONEERS LTD.

BY: /S/ DOV MORAN

Dov Moran
President and Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ DOV MORAN Dov Moran	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 11, 2005

/S/ RONIT MAOR Ronit Maor	Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2005

/S/ ARYEH MERGI Aryeh Mergi	Director, Executive Vice President of Business Development	August 11, 2005

/S/ DANA GROSS Dana Gross	Director, Chief Marketing Officer	August 11, 2005

/S/ ITSIK ONFUS Itsik Onfus	Director	August 11, 2005

/S/ YAIR SHOHAM Yair Shoham	Director	August 11, 2005

/S/ DR. HANS WAGNER Dr. Hans Wagner	Director	August 11, 2005

/S/ YOSSI BEN SHALOM Yossi Ben Shalom	Director	August 11, 2005

/S/ ZEHAVA SIMON Zehava Simon	Director	August 11, 2005

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Authorized Representative in the U.S.:

M-Systems, Inc.

By:	/S/ DOV MORAN
Name:	Dov Moran

Title:	President and Chief Executive Officer

Date:	August 11, 2005

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